Exhibit 10.43

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS NOTE, THIS NOTE, AND THE OBLIGATIONS OF THE COMPANY HEREUNDER, SHALL BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ALL INDEBTEDNESS OF THE COMPANY CONSTITUTING “SENIOR INDEBTEDNESS” (AS DEFINED IN SECTIONS 1 AND 9 OF ANNEX A ATTACHED HERETO) ON THE TERMS AND CONDITIONS SET FORTH IN ANNEX A ATTACHED HERETO, WHICH ANNEX A IS HEREIN INCORPORATED BY REFERENCE AND MADE A PART HEREOF AS IF SET FORTH HEREIN IN ITS ENTIRETY.

SUBORDINATED CONVERTIBLE NOTE

Issuance Date: June 4, 2004	Principal: U.S. $2,124,257.96
Replacement Note issued as of July 26, 2004

FOR VALUE RECEIVED, SSA GLOBAL TECHNOLOGIES INC., a Delaware corporation (the “Company”), hereby promises to pay to InnoCal II, L.P. (“Holder”), or its order, the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise in accordance with the terms hereof, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the rate of 5.00% per annum (the “Interest Rate”), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, on the earlier to occur of (i) with respect to the payment of any Principal, on the Maturity Date (as defined below) and, with respect to the payment of any Interest, on each Interest Date (as defined below), or (ii) upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Subordinated Convertible Note (including all Subordinated Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) was originally issued to Arzoon, Inc. (now known as “After Corporation,” the “Original Holder”) pursuant to the Asset Purchase Agreement (as defined below). This Note is being issued as of July 26, 2004 to reflect the Original Holder’s transfer of this Note, together interest accruing thereon after July 1, 2004, to Holder. Certain capitalized terms are defined in Section 20 of this Note. For the purposes of this Note, “Common Stock” means the Company’s common stock, par value $0.01 per share.

(1)           MATURITY; PREPAYMENT.  On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal plus accrued and unpaid Interest.  The “Maturity Date” shall be June 4, 2007; provided, however, that the Maturity Date may be extended pursuant to Section 10(d)(iii). Notwithstanding anything to the contrary contained herein, at any time after the Conversion Date (as defined below) and from time to time thereafter, the Company may, without any premium or penalty, prepay the Principal and accrued and unpaid Interest on this Note that remains outstanding after giving effect to any conversion subject to a timely delivered Conversion Notice (as defined below), in whole or in part, by paying to the Holder an amount in cash representing some or all of such outstanding Principal plus accrued and unpaid Interest thereon; provided, however, that all Notes issued pursuant to the Asset Purchase Agreement shall be prepaid on a pro rata basis.

(2)           INTEREST; INTEREST RATE.  Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on the first day of each Calendar Quarter during the period beginning on the Issuance Date and ending on, and including, the Maturity Date, the earlier conversion date, or, if all amounts of Principal or Interest due hereunder are prepaid pursuant to Section (1) above, such prepayment date (each, an “Interest Date”), with the first Interest Date being July 1, 2004, provided that the interest payment for July 1, 2004 was made to the Original Holder. Interest shall be payable on each Interest Date in cash.

(3)           CONVERSION OF NOTES.  This Note shall be convertible into shares of the Company’s Common Stock, on the terms and conditions set forth in this Section 3.   Certain capitalized terms used in this Section 3 are defined in Section 3(b) hereof.

(a)       Conversion Right.  At any time on or after (i) the date that the Company or a successor corporation in a Change of Control Transaction (as defined below) whose stock is not then listed on NASDAQ or traded on a national exchange (“Publicly Traded”) gives the Holder notice that it plans to conduct its initial public offering of common stock pursuant to a registration statement filed pursuant to the 1933 Act (an “IPO”), which notice shall be delivered at least twenty (20) Business Days prior to the IPO Closing Date or (ii) the date that the Company gives the Holder notice that it plans to complete a Change of Control Transaction with a Publicly-Traded successor corporation, which notice shall be delivered at least twenty (20) Business Days prior to the Change of Control Closing Date, and on or prior to the Business Day immediately preceding the IPO Closing Date or Change of Control Closing Date, as applicable, pursuant to the mechanics of conversion set forth in Section 3(c) below, the Holder shall be entitled to give notice of its intention to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of the Company’s Common Stock in accordance with Section 3(c), at the Conversion Rate effective as of, and contingent upon the occurrence of, the IPO or the Change of Control Transaction, as applicable. If the Company or a successor corporation, as applicable, fails to give proper notice prior to an IPO or a Change of Control Transaction with a Publicly Traded successor corporation as provided above, the Holder shall be entitled to give notice of its intention to convert any portion of the outstanding and unpaid Conversion Amount into (i) fully paid and nonassessable shares of the Company’s Common Stock in the case of the Company’s IPO or (ii) the securities and other property the Holder is entitled to receive as a result of the Change of Control Transaction, in each case within 5 Business Days of the date such notice is given. For the avoidance of doubt, this Note shall not be converted unless and until a notice of conversion is provided by the Holder pursuant to this Section 3. The Company shall not issue any fraction of a share of Common Stock upon any conversion. In lieu of any fractional share to which the Holder would otherwise be entitled upon any conversion, the Company or the successor corporation, as the case may be, in the case of the IPO of the Company or such successor corporation, or the Publicly Traded successor corporation in the case of conversion pursuant to a Change of Control Transaction will pay to the Holder in cash the amount of the unconverted Principal and Interest balance of this Note that would otherwise be converted into such fractional share.

(b)       Conversion Rate.  The number of shares of common stock of the Company or a successor corporation, as applicable, issuable, or deemed issuable, upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (as defined below) (the “Conversion Rate”).

(i)            “Change of Control Closing Date” means the date of consummation of a Change of Control Transaction with a successor corporation that is Publicly Traded as of such date.

(ii)           “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made and (B) accrued and unpaid Interest with respect to such Principal.

(iii)           “Conversion Price” means $284.80.

(iv)          “IPO Closing Date” means the earlier to occur of (A) the date of consummation of the Company’s IPO or (B) if prior to the Company’s IPO, a Change of Control Transaction is completed with a successor corporation that is not then Publicly Traded, the date of consummation of such successor corporation’s IPO.

(c)       Mechanics of Conversion.  To convert any Conversion Amount pursuant to this Section 3, or have any Conversion Amount deemed converted pursuant to this Section 3, into shares of Common Stock effective as of the IPO Closing Date or the Change of Control Closing Date, as applicable (a “Conversion Date”), (A) the Company shall, subject to the Company’s or a successor corporation’s compliance with the notice obligations set forth in Section 3(a), have received from the Holder by facsimile (or otherwise), at or prior to 11:59 p.m., New York Time, on the Business Day immediately preceding to the IPO Closing Date or the Change of Control Closing Date, as applicable, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), which shall become effective as of, and contingent upon the occurrence of, the consummation of the IPO or the Change of Control Transaction, as applicable, and (B) the Holder shall have surrendered this Note to the Company or the successor corporation, as applicable; provided, however, that the Conversion Notice shall be revoked and the Note shall be returned to the Holder in the event the IPO or

Change of Control Transaction, as applicable, has not occurred within 30 days of the Holder’s delivery of the Conversion Notice. On or before the third Business Day following the IPO Closing Date or the Change of Control Closing Date, as applicable (the “Share Delivery Date”), the Company shall issue and deliver to the Holder at the address specified in the Conversion Notice, either (x) (A) in the case of the Company’s IPO, a certificate, registered in the name of the Holder or its designee, representing the number of shares of Common Stock to which the Holder shall be entitled or (B) in the case a Change of Control Transaction is completed with a successor corporation that is not then Publicly Traded prior to the Company’s IPO, a replacement note substantially similar to this Note issued in the name of the successor corporation, or (y) in the case of a Change of Control Transaction with a successor corporation whose stock is Publicly Traded, the securities and other property the Holder is entitled to receive as a result of such Change of Control Transaction after giving effect to the deemed conversion contemplated in the Conversion Notice. The Person or Persons entitled to receive the shares of Common Stock (or shares of capital stock or other securities and property of a successor corporation) issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock (or shares of capital stock or other securities and property of a successor corporation) on the Conversion Date.

(4)           REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

(a)       No Public Sale or Distribution.  The Holder (i) is acquiring the Note and, upon conversion of the Note, will acquire the shares of Common Stock of Company (the “Shares” and together with this Note, the “Securities”) issuable upon conversion thereof in the ordinary course of business for its own account (or the account of its liquidating trust) and not with a view towards, or for resale to third parties in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act and applicable state securities laws and (ii) does not have any present arrangement to effect any distribution of the Securities to or through any person or entity.

(b)       Accredited Investor Status.  The Holder is an “accredited investor” as that term is defined in Rule 501 (a) of Regulation D.

(c)       Reliance on Exemptions.  The Holder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.

(d)       Information.  The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Holder. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the management of Company regarding the Company’s business and operations and such other matters as Holder has deemed appropriate.   The Holder understands that its investment in the Securities thereof involves a high degree of risk and the Holder is able to afford a complete loss of such investment. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)       No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)        Transfer or Resale. The Holder understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered for resale thereunder, (B) the Holder shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the Holder (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; and (iv) it has agreed, and that any subsequent transferees shall be required to agree, to the lock-up provisions set forth in Section 1l(d) relating to the Shares.

(g)       Legends.  Holder understands that the certificates or other instruments representing the Securities until such time as the resale of the Securities have been registered under the Securities Act, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates) as well as an additional legend, as may be required by applicable “blue sky” or state securities laws:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE

COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

(h)       Corporate Securities Law.  THE SALE OF THE SECURITIES THAT IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA. THE HOLDER UNDERSTANDS THAT THE TRANSFER OF THE SECURITIES AS CONTEMPLATED BY THIS AGREEMENT ARE EXEMPT FROM REGISTRATION UNDER THE CALIFORNIA CORPORATIONS CODE AND THAT HOLDER SHALL NOT BE ELIGIBLE FOR ANY RECISION RIGHTS PURSUANT THERETO.

(5)          RIGHTS UPON EVENT OF DEFAULT.

(a)       Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)            the Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when due under this Note except, in the case of a failure to pay Interest when and as due, in which case only if such failure continues for a period of at least five (5) Business Days;

(ii)           the Company, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(iii)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or (C) orders the liquidation of the Company; or

(iv)          the Company materially breaches any representation, warranty, covenant or other term or condition of this Note, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least fifteen (15) consecutive Business Days.

(b)       Remedies. Upon the occurrence and during the continuance of an Event of Default as described above, all indebtedness under this Note shall automatically be immediately due and payable.

(6)          RIGHTS UPON ISSUANCE OF CERTAIN OTHER SECURITIES.

(a)       Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of

Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(b)       Abandoned Dividend or Distribution. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Note under the terms of Section 5(a) of this Note) and shall, thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Note by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

(c)       Other Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note.

(d)       Noncircumvention.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(7)          RESERVATION OF AUTHORIZED SHARES. The Company covenants that during the term that this Note is outstanding, the Company will reserve out of its authorized and unissued Common Stock a sufficient number of shares of Common Stock to effect the full conversion of this Note.

(8)          VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law.

(9)          SUBORDINATION COVENANT.  Notwithstanding anything to the contrary contained in this Note, this Note, and the obligations of the Company hereunder, shall be subordinate and junior in right of payment to all indebtedness of the Company constituting “Senior Indebtedness” (as defined in Sections 1 and 9 of Annex A attached hereto) on the terms and conditions set forth in Annex A attached hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety.

(10)        AMENDMENT.  Subject to the provisions contained in Annex A, any term, condition or provision of this Note may be amended or waived with the written consent of the Company and the Holder.  Any amendment effected in accordance with this provision shall be binding upon the Holder, the Company and their respective successors and assigns.

(11)        RESTRICTIONS ON TRANSFER.

(a)       Note. This Note may not be offered for sale, sold, transferred, pledged, hypothecated, encumbered or otherwise assigned in any transaction that would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended (the

“1933 Act”), unless (i) this Note has been registered for sale under the 1933 Act and registered or qualified upon applicable state securities laws relating to the offer and sale of securities; or (ii) exemption from the registration requirements of the 1933 Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel reasonably satisfactory to the Company that the proposed sale or other disposition of this Note may be effected without registration under the 1933 Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale.

(b)       Convertible Securities.  The shares of the Company’s Common Stock issuable upon the exercise of the conversion feature of Section 3 hereof shall be “restricted securities” as that term is defined under rule 144 of the 1933 Act and, as a consequence, may not be sold or otherwise transferred unless (i) such shares have been registered for sale under the 1933 Act and registered or qualified upon applicable state securities laws relating to the offer and sale of securities; or (ii) exemption from the registration requirements of the 1933 Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel reasonably satisfactory to the Company that the proposed sale or other disposition of this Note may be effected without registration under the 1933 Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale. The conversion price of this Note may be subject to adjustment in the manner provided in Section 5 hereof.

(c)       [Reserved.]

(d)       Lock-Up Period.  Without the prior written consent of the Company, for a period of one year after the date on which any Common Stock is issued upon conversion of this Note in accordance herewith, Holder will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any such Common Stock or securities convertible into or exchangeable or exercisable for any such Common Stock, enter into any transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Company.   In addition to any transfer restrictions contained herein, Holder shall not transfer this Note or any portion thereof or interest therein to any Person unless such Person agrees in writing to be subject to a substantially similar lock-up provision.

(e)       No Transfer Without Consent.  Without the written consent of the issuer, no Holder of this Note shall, directly or indirectly, offer for sale, sell, transfer, pledge, hypothecate, encumber or otherwise assign or dispose of all or any portion of this Note, or any interest herein, to any person or other entity.  Any transferee of this Note permitted under this Section 10 shall be subject to all of the terms and conditions of this Note, including, without limitation, the transfer restrictions, subordination and conversion provisions hereof. Any attempt by the Holder to effect a transfer or disposition in violation of this Section 11 shall be void and ineffective for all purposes. As used in this Section 11, the words “transfer” and “dispose” include the making of any sale, exchange, assignment, participation, gift, security interest, pledge or other encumbrance, or any contract therefor, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to the Company’s Common Stock.

(12)        REISSUANCE OF THIS NOTE.

(a)       Transfer.  If this Note is transferred, subject to the restrictions on transfer contained herein, upon surrender of this Note to the Company, the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 12(c)), registered as the Holder may request, representing the outstanding Principal transferred by the Holder and, if less than the entire outstanding Principal is transferred, a new Note (in accordance with Section 12(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this Section 12(a), following conversion of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)       Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 12(c)) representing the outstanding Principal.

(c)       Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 12(a), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest on the Principal and Interest of this Note, from the Issuance Date.

(13)        REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time while this Note, or any portion hereof, is outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person or other entity (each of the transactions described in clauses (i), (ii) and (iii) being, a “Change of Control Transaction”), then, as part of such Change of

Control Transaction, lawful provision (including, without limitation, assumption of this Note by the successor corporation) shall be made so that the Holder of this Note shall thereafter either (i) receive a replacement note substantially similar to this Note issued in the name of the successor corporation if the Change of Control Transaction is completed with a successor corporation that is not then Publicly Traded, or (ii) if the change of Control Transaction is with a Publicly Traded successor corporation, be entitled to receive upon conversion of this Note the number of shares of capital stock or other securities or property of the successor corporation resulting from such Change of Control Transaction that a holder of the shares of Common Stock deliverable upon conversion of this Note would have been entitled to receive in such Change of Control Transaction if this Note had been converted or deemed converted pursuant to Section 3, in whole or in part, immediately before such Change of Control Transaction. The foregoing provisions of this Section 13 shall similarly apply to successive Change of Control Transactions and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. If the per share consideration payable to the Holder for shares in connection with any such Change of Control Transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors.  In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interest of the Holder after a Change of Control Transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

(14)        CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.   The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(15)        DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Conversion Rate or any other dispute, the Company shall submit its determination of such dispute via facsimile within five Business Days of receipt of the Conversion Notice or other event giving rise to such dispute, as the case may be, to the Holder.   If the Holder and the Company are unable to agree upon such dispute within three Business Days of such dispute being submitted to the Holder, then the Company shall, within three Business Days submit via facsimile the dispute (a) to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) to an independent, reputable accounting firm selected by the Company and reasonably approved by the Holder, as appropriate. The Company, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations necessary to settle the dispute and notify the Company and the Holder of the results as soon as practicable.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. Expenses for such investment bank or accountant shall be borne by the party whose proposed resolution of the dispute is further from the investment bank’s or accountant’s final determination or calculation.

(16)        NOTICES; PAYMENTS.

(a)       Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 8.12 of the Asset Purchase Agreement to the Holder’s address for payments (below), with a copy to Don Keller, Heller Ehrman White & McAuliffe, 275 Middlefield Road, Menlo Park, CA 94025-3506. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation.

(b)       Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of the Holder, shall initially be as set forth below); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

Holder’s Address for Payments (and Notices):

InnoCal II, L.P.
600 Anton Blvd., Suite 1270
Costa Mesa, CA 92626
Attn: Jay Houlihan

(17)        CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(18)        WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

(19)          GOVERNING LAW.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(20)          CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)       “Asset Purchase Agreement” means that certain asset purchase agreement dated as of June 4 2004, between the Company and the Arzoon, Inc..

(b)       “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)       “Calendar Quarter” means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

(d)       “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date set out above.

SSA GLOBAL TECHNOLOGIES, INC.

By:	/s/ Kirk J. Isaacson
	Name:	KIRK J. ISAACSON
	Title:	EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL

ANNEX A

SUBORDINATION PROVISIONS

(1) Definitions. All terms used herein which are defined in the Subordinated Convertible Note to which this Annex A is attached (the “Note”) and not otherwise defined herein shall have the meaning herein as set forth therein. In addition, the following terms shall have the following meanings:

“Obligations” shall mean any principal, interest, premium, penalties, fees, expenses, indemnities, reimbursement obligations under letters of credit, bankers acceptances and similar arrangements and other liabilities and obligations (including guaranties in respect thereof) payable under any agreement, instrument or other document governing or otherwise executed in connection with any Senior Indebtedness, whether direct or indirect, whether contingent or of any other nature, character, or description (including interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective documentation for any such Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any such proceeding).

“Senior Indebtedness” shall mean any and all presently existing or hereafter arising (i) obligations of the Company described in Section 9 below, and (ii) other indebtedness which provides by its terms that it is to constitute “Senior Indebtedness” for purposes of the Note, in each case, including without limitation, any amendments, modifications, refinancing, renewals, refunding, replacements, exchanges or extensions of such amounts in whole or in part.(1)

“Subordinated Indebtedness” shall mean obligations of the Company now or hereafter arising under the Note, including without limitation, all interest thereon and all fees, premiums and other amounts payable in accordance with the terms thereof.

“Termination Date” shall mean the date 90 days following the date on which all of the commitments under the Senior Indebtedness have been terminated and all of the Obligations have been irrevocably paid to the holders of the Senior Indebtedness in full in cash.

(1)  Subordination of Liabilities.  The Company, for itself and its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Subordinated Indebtedness is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness.

(2)  Company not to Make Payments with Respect to Subordinated Indebtedness, etc.

(1) Note that this definition is intended to include a senior credit facility which will refinance the promissory notes and provide a new revolving credit facility, which will close after the date of this Note.

(a)       Until the Termination Date, (i) the Company may not, directly or indirectly (and no person or other entity on behalf of the Company may), make any payment of any kind or character of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property, in each case except to the extent that any such payment or acquisition is expressly permitted to be made at such time by the terms of the Senior Indebtedness; provided, however that (A) the subordination provisions in this subsection (a) shall not prevent or restrict the conversion or deemed conversion of the Note into shares of Common Stock of the Company in accordance with its terms, and (B) the holder of the Note may receive, and the Company may pay principal and interest on the Subordinated Indebtedness payable on the dates set forth in the Note if immediately prior to and after giving effect to such payment, no Event of Default has occurred and is continuing under any agreement, instrument or other document relating to the Senior Indebtedness; and (ii) except as provided in clause (i), to the extent that any payment under the Note would otherwise be required pursuant to the terms thereof such payment shall be deferred until such time as such payment or acquisition may be so made under the terms of this Annex A and the failure to make any such payment or acquisition shall not give rise to any Event of Default under the Note.   In addition, except as otherwise provided in this Section 3, each holder of the Note hereby agrees that, prior to the Termination Date, it will not ask for, demand, take or receive, sue for, or otherwise take any action to enforce the Company’s obligations to pay, amounts owing in respect of the Note. Nothing herein shall be deemed to prevent the payment by the Company of amounts then due and owing in respect of the Subordinated Indebtedness at any time after the Termination Date.

(b)       In the event that, notwithstanding the provisions of the preceding subsection (a) of this Section 3, the Company (or any person or other entity on behalf of the Company) shall make any payment of any kind or character (other than a conversion of the Note into shares of Common Stock of the Company in accordance with its terms) to the holder of the Note on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall forthwith be paid over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under any indenture or other agreement pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent of such payment necessary to irrevocably pay all such Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

(3)  Subordination to Prior Payment of all Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company.

(a)       Upon any distribution of assets of the Company upon dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise and whether voluntary or involuntary):

(i)        the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate (including the default rate) provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

(ii)       any payment or distribution of assets of the Company of any kind or character, whether in cash, property, securities or otherwise, to which the holder of the Note would be entitled except for the provisions hereof, shall be paid by the liquidating trustee or agent or other person or other entity making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness;

(iii)      in the event that, notwithstanding the foregoing provisions of this Section 4, any payment or distribution of assets of the Company of any kind or character, whether in cash, property, securities or otherwise, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust by the holder of the Note for the benefit of, and shall forthwith be paid over and delivered to, the holders of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture or other agreement pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to irrevocably pay all such Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(b)       in any such proceeding referred to in Section 4(a) commenced by or against the Company,

(i)        the holders of the Senior Indebtedness may, and are hereby irrevocably authorized and empowered (in its own name or in the name of the holder of the Note or otherwise), but shall have no obligation, to, (A) demand, sue for, collect and receive every payment or distribution referred to in subsection (a) of this Section 4 and give acquittance therefor and (B) file claims and proofs of claim in respect of the Subordinated Indebtedness and take such other action (including, without limitation, voting the Subordinated Indebtedness) as the holders of the Senior Indebtedness may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the holders of the Senior Indebtedness hereunder; and

(ii)       the holder of the Note will duly and promptly take such action as the holders of the Senior Indebtedness may request (A) to collect the Subordinated Indebtedness for the account of the holders of the Senior Indebtedness and to file appropriate claims or proofs of claim with respect thereto, (B) to execute and deliver to the holders of the

Senior Indebtedness such powers of attorney, assignments or other instruments as the holders of the Senior Indebtedness may request in order to enable them to enforce any and all claims with respect to, the Subordinated Indebtedness, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Indebtedness.

Without in any way modifying the provisions hereof or affecting the subordination effected hereby if notice is not given, the Company shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

(4)            Negative Covenants of the Subordinated Creditor.  So long as any of the Senior Indebtedness shall remain outstanding, the holders of the Subordinated Indebtedness will not, without the prior written consent of the holders of the Senior Indebtedness:

(a)       (i) cancel or otherwise discharge any Subordinated Indebtedness (except for payments permitted pursuant to Section 3), or (ii) subordinate any Subordinated Indebtedness to any indebtedness of the Company other than the Senior Indebtedness;

(b)       sell, assign, pledge, encumber or otherwise dispose of any Subordinated Indebtedness unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Annex A;

(c)       agree to change the terms of any Subordinated Indebtedness in any manner;

(d)       except as permitted pursuant to Section 3 of this Annex A, declare any or all of the Subordinated Indebtedness due and payable prior to the date fixed therefor or exercise any remedy with respect to the Subordinated Indebtedness;

(e)       commence, or join with any creditor other than the holders of the Senior Indebtedness in commencing, any proceeding referred to in Section 4 hereof; or

(f)        obtain any lien or security interest in any property or asset of the Company or any of its subsidiaries or affiliates.

(5)  Subrogation.  Subject to the prior irrevocable payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of the Note by virtue hereof which otherwise would have been made to the holder of the Note shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions hereof are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

(6)  Obligations of the Company Unconditional.

(a)       Nothing contained herein or in the Note is intended to or shall impair, as between the Company and the holder of the Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Company other than the holders of the Senior Indebtedness, nor, except as specifically provided herein, shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the rights, if any, herein of the holders of Senior Indebtedness in respect of cash, property, securities or other assets of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to herein, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person or entity making any distribution to the holder of the Note, for the purpose of ascertaining the persons or other entities entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or hereof.

(b)       All rights and interests of the holders of the Senior Indebtedness hereunder, and all agreements and obligations of the holder of the Note and the Company hereunder, shall remain in full force and effect irrespective of:  (i) any lack of validity or enforceability of any agreement, instrument or other document relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any agreement, instrument or other document relating thereto, (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Obligations or the holders of the Subordinated Indebtedness or the Company in respect of this Annex A.

(7)  Subordination Rights not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness.  No right of any present or future holders of any Senior Indebtedness to enforce the rights of subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, alter or increase, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of any default or event of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

(8)  Senior Indebtedness.  Any and all existing and future contractual indebtedness or other obligations of the Company to Madeleine, L.L.C., General Atlantic Partners 76, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAPCO GmbH & Co. KG or any of their affiliates, and any other indebtedness or other obligations not expressly subordinated or pari passu in right of payment to the Subordinated Indebtedness shall constitute Senior Indebtedness.

(9)  Miscellaneous.

(a)       The provisions of this Annex A shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions. To the extent that the provisions of this Annex A conflict with, or are inconsistent with, the other terms of the Note, the provisions of this Annex A shall control.

(b)       The holders of the Senior Indebtedness are hereby authorized to demand specific performance of this Annex A at any time when the holder of the Note shall have failed to comply with any of the provisions of this Annex A applicable to such holders whether or not the Company shall have complied with any of the provisions hereof applicable to the Company, and the holder of the Note hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

(c)       The holder of the Note and the Company will mark their books or account in such a manner as shall be effective to give proper notice of the effect of this Annex A. The holders of the Note and the Company will, at their expense and at any time and from time to time, promptly execute and deliver all further instruments and other documents, and take all further action, that may be necessary or, in the opinion of the holders of the Senior Indebtedness, desirable, or that such holders may request, in order to protect any right or interest granted or purported to be granted hereby or to enable the holders of such Senior Indebtedness to exercise and enforce their rights and remedies hereunder.

(d)       This Annex A shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the holders of the Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

(e)       No amendment of any provision of this Annex A shall be effective unless it is in writing and signed by the holder of the Note, the Company and the holders of the Senior Indebtedness, and no waiver of any provision of this Annex A, and no consent to any departure therefrom, shall be effective unless it is in writing and signed by the holders of the Senior Indebtedness, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(f)        No failure on the part of the holders of the Senior Indebtedness to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(g)       This Annex A shall (i) be binding on the holder of the Note and the Company and, to the extent permitted under the Note, their respective successors and assigns and (ii) inure, together with all rights and remedies of the holders of the Senior Indebtedness hereunder, to the benefit of the holders of the Senior Indebtedness and their respective successors, transferees and assigns.

EXHIBIT I

SSA GLOBAL TECHNOLOGIES, INC.
CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by SSA GLOBAL TECHNOLOGIES, INC. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.01 per share, of the Company, in the case of the Company’s IPO, or, pursuant to the Note, shares of common stock of the Company’s successor corporation, in the case of a Change of Control Transaction consummated with a Publicly Traded successor corporation, effective as of, and contingent upon the occurrence of, the IPO or the Change of Control Transaction on which the conversion rights under the Note are first triggered, provided that this Conversion Note shall be automatically revoked and the Note, if surrendered, shall be promptly returned to the undersigned if the applicable IPO or Change of Control Transaction has not been completed within 30 days of the date hereof.

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of common stock to be issued:

Please issue the common stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:
Title:
Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)